Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use of our report dated February 5, 1999 on the consolidated financial statements of First Community Bancshares, Inc. and subsidiaries (the "Company") and to the reference made to us under the caption "Experts" in Amendment No. 3 to the Registration Statement on Form SB-2 filed by First Community Bancshares, Inc. and subsidiaries with the United States Securities and Exchange Commission.


/s/ Olive LLP

Indianapolis, Indiana
August 24, 1999